OREGON MUNICIPALS PORTFOLIO
                   (formerly called Oregon Tax Free Portfolio)

                        AMENDMENT TO DECLARATION OF TRUST

                                 January 1, 1996

         AMENDMENT, made January 1, 1996 to the Declaration of Trust made May 1, 1992, as amended June 13, 1994, (hereinafter called the "Declaration") of Oregon Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on January 1, 1996.

         WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;

         NOW,  THEREFORE,   the  undersigned   Trustees,  do  hereby  amend  the
Declaration in the following manner:

         1. The caption at the head of the Declaration is hereby amended to read as follows:

                           OREGON MUNICIPALS PORTFOLIO

         2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

                                    ARTICLE I

         1.1. Name. The name of the trust created hereby (the "Trust") shall be Oregon Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

        IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 1st day of January, 1996.

/s/  Donald R. Dwight                   /s/  Norton H. Reamer
_________________________               _____________________________
Donald R. Dwight                        Norton H. Reamer

/s/  James B. Hawkes                    /s/  John L. Thorndike
_________________________               _____________________________
James B. Hawkes                         John L. Thorndike

/s/  Samuel L. Hayes, III               /s/  Jack L. Treynor
_________________________               _____________________________
Samuel L. Hayes, III                    Jack L. Treynor